Exhibit 13.1 Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 In connection with the Annual Report on Form 20-F of Unilever PLC, a corporation organized under the laws of the United Kingdom (the “Company”) for the period ending December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that: 1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and 2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: 13 March 2023 /s/ Alan Jope Alan Jope Chief Executive Officer Dated: 13 March 2023 /s/ Graeme David Pitkethly Graeme David Pitkethly Chief Financial Officer